--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:                 APRIL 8, 1998

DATE OF EARLIEST EVENT          MARCH 3, 1998
REPORTED:

                         MAGELLAN HEALTH SERVICES, INC.

            (Exact name of registrant as specified in its charter).

           DELAWARE                         1-6639                 58-1076737
   (State of incorporation)        (Commission File Number)      (IRS Employer
                                                                 Identification
                                                                      No.)

   3414 PEACHTREE ROAD, N.E., SUITE 1400,
              ATLANTA, GEORGIA                                     30326
  (Address of principal executive offices)                      (Zip Code)

                                 (404) 841-9200

              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

OVERVIEW

    On March 3, 1998, Magellan Health Services, Inc. (together with its consolidated subsidiaries hereinafter referred to collectively as the "Company") entered into an Equity Purchase Agreement, pursuant to which it agreed to sell to Crescent Operating, Inc. ("COI") the Company's common and preferred equity interest in Charter Behavioral Health System, LLC ("CBHS"). In addition, the Company and certain of its wholly-owned subsidiaries entered into a Purchase Agreement, pursuant to which the Company and such subsidiaries agreed to sell to
CBHS: (i) Charter Advantage LLC, ("Charter Advantage"), the entity that conducts the Company's franchising operations; (ii) Charter System, LLC, which owns the intellectual property comprising the "CHARTER" system of behavioral healthcare;
(iii) Group Practice Affiliates, Inc. ("GPA"), the Company's physician practice management business; (iv) certain behavioral staff model operations; (v) the Company's Puerto Rican provider management business; (vi) Golden Isle Assurance Company, Ltd. ("Golden Isle"), one of the Company's captive insurance companies; and (vii) Strategic Advantage, Inc. ("Strategic Advantage"), which owns certain intellectual property used by the Company to monitor clinical results. The Company and COI also entered into a Support Agreement which, among other things, obligates COI to provide CBHS assistance to obtain financing for its payment obligation under the Purchase Agreement. The following summary of certain provisions of the Equity Purchase Agreement, the Purchase Agreement and the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the copies of such documents filed as exhibits to this Form 8-K.

    Upon consummation of the CBHS Transactions, the Company will receive $280.0 million in cash, pursuant to the Purchase Agreement and, pursuant to the Equity Purchase Agreement, the number of shares of COI Common Stock obtained by dividing $30.0 million by the average closing price of a share of COI Common Stock for the ten trading days preceding consummation of the CBHS Transactions. The Company expects to use the cash proceeds, after transaction costs of approximately $8.0 million, to repay indebtedness outstanding under the term loan facility of the Company's Credit Agreement. The CBHS Transactions are expected to close in the third quarter of fiscal 1998. There can be no assurance that the Company will consummate the CBHS Transactions.

    The obligations of the Company and CBHS to consummate the transactions contemplated by the Equity Purchase Agreement and the Support Agreement are conditioned upon the execution and delivery of a Services Purchase Agreement. It is expected that the Services Purchase Agreement would obligate the Company to purchase from CBHS a designated minimum amount of behavioral healthcare services for gate-kept risk-based covered lives if it meets certain standards required of it pursuant to the Provider Services Agreement. If the CBHS Transactions are consummated, the Company also expects to enter into a Provider Services Agreement with CBHS, pursuant to which the Company would grant CBHS status as a national preferred provider of behavioral healthcare services to the Company for ten years provided that CBHS complies during the term of the Provider Services Agreement with enhanced clinical, quality assurance, reporting and customer service standards in addition to the standards currently required of other providers of such services to the Company. See "--Description of the Definitive Agreements."

DESCRIPTION OF THE DEFINITIVE AGREEMENTS

    THE EQUITY PURCHASE AGREEMENT. The Company has agreed, pursuant to the Equity Purchase Agreement, to sell to COI the Company's common and preferred equity interest in CBHS for the number of shares of COI common stock obtained by dividing $30.0 million by the average closing price of a share of COI common stock for the ten trading days preceding consummation of the CBHS Transactions. The obligation of COI to consummate the transactions contemplated by the Equity Purchase Agreement is conditioned, among other things, upon the consummation of the transactions contemplated by the Purchase Agreement. The obligations of COI and the Company to consummate the transactions contemplated by the Equity Purchase Agreement are also subject to, among other things, the effectiveness of the interim final rule (the "Final Rule") relating to the existing statutory shared risk safe harbor of [the Anti-Kickback Statute]. If the Final Rule becomes effective in the form proposed on the date of execution of the Equity Purchase Agreement, the obligations of COI and the Company to consummate the transactions contemplated by the Equity Purchase Agreement are also subject to execution and delivery of the Services Purchase Agreement substantially in the form agreed to by the parties. If the Final Rule does not become effective in the form proposed on the date of execution of the Equity Purchase Agreement, it is a condition of the obligation of COI and the Company to consummate the transactions contemplated by the Equity Purchase Agreement that the Company and CBHS shall have executed the Services Purchase Agreement in a form that complies with the Final Rule without any material loss of the proposed benefits to be provided to the parties under the Services Purchase Agreement.

    THE PURCHASE AGREEMENT. The Company and certain of its wholly-owned subsidiaries have agreed, pursuant to a Purchase Agreement, to sell to CBHS: (i) Charter Advantage; (ii) Charter System, LLC; (iii) GPA; (iv) certain behavioral staff model operations; (v) the Company's Puerto Rican provider management business; (vi) Golden Isle and (vii) Strategic Advantage. The Purchase Agreement also grants CBHS the right to purchase any or all of certain staff model operations of Merit Behavioral Care Corporation ("Merit"), which was acquired by the Company on February 12, 1998, for no additional consideration. The obligation of CBHS to consummate the transactions contemplated by the Purchase Agreement is conditioned, among other things, upon the occurrence of the following: (i) consummation of the transactions contemplated by the Equity Purchase Agreement and (ii) consummation by CBHS of financing arrangements sufficient to permit it to consummate the transactions contemplated by the Purchase Agreement. The obligations of CBHS and the Company to consummate the transactions contemplated by the Purchase Agreement are also subject to, among other things, the execution of either (i) a Joint Venture Purchase Agreement pursuant to which the Company will sell to CBHS, for no additional consideration, its interest in its six hospital-based joint ventures (the "Joint Ventures") or (ii) amendments to the services agreement between the Company and certain subsidiaries of CBHS relating to the Joint Ventures pursuant to which CBHS the Company will transfer to CBHS all rights to receive certain distributions with respect to the Joint Ventures and pursuant to which CBHS would assume all obligations of the Company with respect to the Joint Ventures arising after consummation of the CBHS Transactions.

    Pursuant to the Purchase Agreement, CBHS will be obligated to repay to the Company, within 180 days after the consummation of the CBHS Transactions, all amounts owed under any working capital loan and other loans, advances and prepaid items from the Company existing on the date of the execution of the Purchase Agreement and thereafter made by the Company. The Purchase Agreement also provides that the Company and CBHS will execute an amendment to the master franchise agreement entered into by them in connection with the use of the "CHARTER" system of behavioral healthcare by CBHS upon the closing of the Purchase Agreement which will reduce the franchise fees ("Franchise Fees") due from CBHS from the current amount of approximately $6.5 million per month to $5.0 million per month from February 1, 1998 until the closing of the Purchase Agreement. If, however, the transactions contemplated by the Purchase Agreement are not consummated, CBHS will be obligated to pay the full amount of the Franchise Fees during the period between February 1, 1998 and the termination of the Purchase Agreement. Any amount of accrued and unpaid Franchise Fees on the date of the execution of the Purchase Agreement and the amount of the Franchise Fees accrued but not paid following the execution of the Purchase Agreement must be paid by CBHS no later than 180 days following the consummation of the CBHS Transactions.

    THE SUPPORT AGREEMENT. The Company and COI also entered into the Support Agreement. Pursuant to the Support Agreement, COI agreed to cooperate with and provide assistance to CBHS in the preparation of any offering documents or other material required in connection with CBHS's efforts to obtain financing for its payment obligation under the Purchase Agreement. COI further agreed to reimburse CBHS for all expenses incurred in connection with obtaining such financing, whether or not the CBHS Transactions are consummated. In addition, COI agreed to purchase up to $25.0 million of CBHS securities if necessary to permit CBHS to obtain the required financing. Pursuant to the Support Agreement, the Company agreed to cooperate with CBHS in obtaining the financing by providing any information required in connection with the financing.

    The Support Agreement also provides that if, as a result of the failure of CBHS to obtain sufficient financing for its payment obligations under the Purchase Agreement, the transactions contemplated by the Purchase Agreement are not consummated or the Purchase Agreement is terminated, then COI will pay the Company a termination fee ("Termination Fee") which is comprised of $2.5 million in cash and the number of shares of COI Common Stock obtained by dividing $2.5 million by the average closing price of a share of COI Common Stock for the five trading days prior to the date of termination of the Purchase Agreement and for the five trading days after the termination of the Purchase Agreement. COI shall not be obligated to pay the Termination Fee until the later to occur of (i) 30 days after the date of the execution of the Support Agreement or (ii) the date on which the Company and CBHS agree on a schedule defining CBHS's obligation to open additional psychiatric facilities and implement services at such facilities. Furthermore, COI may terminate either the Equity Purchase Agreement or the Support Agreement for any reason within 30 days of the signing of the agreements without incurring the Termination Fee.

    All of COI's obligations under the Support Agreement described above are also subject to the Final Rule becoming effective. If the Final Rule becomes effective in the form proposed on the date of execution of the Support Agreement, COI's obligations under the Support Agreement are also subject to execution and delivery of the Services Purchase Agreement substantially in the form agreed to by the parties. If the Final Rule does not become effective in the form proposed on the date of the Support Agreement, it is a condition of COI's obligations under the Support Agreement that the Company and CBHS shall have executed the Services Purchase Agreement in a form that complies with the Final Rule without any material loss of the proposed benefits to be provided under the Services Purchase Agreement.

    SERVICES PURCHASE AGREEMENT. The obligations of the Company and CBHS to consumate the transactions contemplated by the Equity Purchase Agreement and the Support Agreement are conditioned upon the execution and delivery of the Services Purchase Agreement upon consummation of the CBHS Transactions. The Company now contemplates that, pursuant to the Services Purchase Agreement, CBHS would agree to comply with certain standards required of it pursuant to the Provider Services Agreement to maintain existing inpatient facilities and service capabilities and to develop and implement (i) a buildout of outpatient facilities within a 20-mile radius of certain existing CBHS facilities providing inpatient services and (ii) a comprehensive, nationwide buildout of additional services and facilities to service the Company's gate-kept risk-based covered lives. In exchange, the Company would agree to purchase a designated amount of behavioral healthcare services for the Company's gate-kept risk-based covered lives from CBHS and the entities managed by CBHS (collectively, the "CBHS Entities") for the five year term of the Services Purchase Agreement.

    The Services Purchase Agreement would obligate the Company to purchase during each year of the term of the agreement not less than $18 million of inpatient services (the "Designated Inpatient Amount") and not less than $20 million of outpatient services (the "Designated Outpatient Amount," and together with the Designated Inpatient Amount, the "Designated Amounts"), each subject to certain reductions under certain circumstances. A liason committee made up of representatives of the Company and CBHS (the "Committee") would adjust the Designated Amounts, either up or down, subject to certain minimum Designated Amounts to be mutually agreed on by the parties.The Committee would make the following adjustments to the Designated Amounts, as applicable: (i) an upward adjustment due to the CBHS Entities' build out of additional services and facilities, (ii) a downward adjustment due to CBHS Facilities (as defined) being closed or (iii) a downward adjustment due to reductions in the number of the Company's risk based lives due to expired or terminated customer contracts.

    To the extent that the Company purchases less than the Designated Amounts during any of the years of the term of the Services Purchase Agreement, (each year a "Contract Year") the Company is required to pay service fees to CBHS as calculated by the Committee pursuant to a formula to be set forth in the Services Purchase Agreement ("Service Fees"). The maximum potential Service Fees payable to CBHS by the Company for the five-year term of the Service Purchase Agreement is expected to be approximately $59.4 million, assuming no changes to the Designated Accounts. To determine the amount of the Service Fees, the Committee will first determine the Purchased Inpatient and Purchased Outpatient Amounts (collectively, the "Purchased Amounts") by adding (i) the amount of certain defined inpatient and outpatient services, respectively, which the Company refers to CBHS Entities but which the CBHS Entities do not actually provide to (ii) the amounts of inpatient and outpatient services actually purchased by the Company.

    Next, the Committee will determine the amounts of shortfalls and/or excess purchases made by the Company based on the Purchased Amounts as compared to the Designated Amounts. If the Purchased Inpatient Amount is less than the Designated Inpatient Amount, then there is deemed to be an Inpatient Shortfall which is equal to 33% of the difference between the Purchased Inpatient Amount and the Designated Inpatient Amount. Likewise, if the Purchased Outpatient Amount is less than the Designated Outpatient Amount, then there is deemed to be an Outpatient Shortfall which is equal to 17% of the difference in the Purchased Outpatient Amount and the Designated Outpatient Amount. On the other hand, if either of the Purchased Amounts exceeds its respective Designated Amount, then there is an Excess Purchase. If the Purchased Inpatient Amount exceeds the Designated Inpatient Amount, then the Inpatient Excess Purchase is equal to 33% of the difference in the Purchased Inpatient Amount and the Designated Inpatient Amount. Similarly, if the Purchased Outpatient Amount exceeds the Designated Outpatient Amount, then the Outpatient Excess Purchase is equal to 17% of the difference in the Purchased Outpatient Amount and the Designated Outpatient Amount. The resulting Inpatient Shortfall or Inpatient Excess Purchase and Outpatient Shortfall or Outpatient Excess Purchase will then be netted against one another to determine the Net Shortfall or Net Excess Purchase.

    In the event of a Net Excess Purchase, no Services Fees are due and 50% of the Net Excess Purchase (the "Carryforward Amount") will be carried forward to reduce any Net Shortfall in future years. In the event of a Net Shortfall, the Committee will determine the Final Shortfall by subtracting the Carryforward Amount from previous years, if any, from the Net Shortfall. The Final Shortfall, if any, will then be divided into a Final Inpatient Shortfall and Final Outpatient Shortfall by reducing the Inpatient and/or Outpatient Shortfalls by the Carryforward Amount allocated on a pro rata basis in percentages equal to the proportions in which the Inpatient and Outpatient Shortfalls comprise the Net Shortfall. The Service Fee is then calculated by multiplying the Final Inpatient and Outpatient Shortfalls by the appropriate factors for each Contract Year, as set forth below:

CONTRACT YEAR                                              OUTPATIENT SHORTFALL FACTORS   INPATIENT SHORTFALL FACTORS
---------------------------------------------------------  -----------------------------  ---------------------------
First....................................................                1                           50/33
Second...................................................              50/17                         50/33
Third....................................................                1                             1
Fourth...................................................                1                             1
Fifth....................................................                1                             1

    THE PROVIDER SERVICES AGREEMENT. The Company and CBHS expect to enter into a Provider Services Agreement upon the consummation of the CBHS Transactions. The Company will grant "national preferred provider" status to CBHS and CBHS Entities for a period of ten years, pursuant to the Provider Services Agreement. The Provider Services Agreement would replace, amend or supercede all existing provider agreements between the Company and the CBHS Entities. If one of the CBHS Entities' facilities ("CBHS Facilities") is qualified to provide behavioral health services required by an individual patient and if permitted by the patient's benefit agreement, the Company's customer and applicable law, a CBHS Facility meeting the patient's needs will be the first provider recommended by the Company to a patient at the time the patient is provided with a list of potential providers. Pursuant to the Provider Services Agreement, in order to retain their national preferred provider status, the CBHS Entities are required to: (i) provide services to the Company and its customers at market rates comparable to those charged by comparable facilities in the geographic area of a particular facility; (ii) comply with terms and conditions for participation in the provider networks of the Company and its customers; (iii) have available certain required behavioral health services at each of the CBHS Facilities, (iv) have facilities geographically located such that they are accessable to patients within the Company's provider networks; (v) comply with certain service standards and requirements of the Company and its customers; and (vi) comply with enhanced clinical, quality assurance, reporting and customer service standards in addition to the standards currently required of other providers of such services to the Company which will be mutually agreed on by the Company and CBHS. The Provider Services Agreement would also standardize the provider arrangements between the Company and CBHS to include additional representations, covenants and agreements customarily present in contracts with similar providers of behavioral healthcare.

IMPACT ON THE COMPANY

    REDUCTION IN NUMBER OF COVERED LIVES. Consummation of the CBHS Transactions will result in a reduction in the number of covered lives in the Company's behavioral managed care products by the approximately 1.1 million lives enrolled in behavioral managed care products offered by GPA. The following table sets forth, on a pro forma basis after giving effect to the CBHS Transactions, the approximate number of covered lives as of December 31, 1997 and revenue for fiscal 1997 for each type of managed behavioral healthcare program offered by the Company:

PROGRAMS                                                       COVERED LIVES      PERCENT     REVENUE      PERCENT
-----------------------------------------------------------  -----------------  -----------  ----------  -----------
                                                                        (IN MILLIONS, EXCEPT PERCENTAGES)
Risk-Based Products........................................           17.2            30.1%  $    795.1        72.7%
Employee Assistance Plans..................................           10.5            18.4         99.7         9.1
Integrated Products........................................            3.1             5.4         54.2         5.0
Administrative-Services-Only Products......................           23.0            40.2        131.1        11.9
Other......................................................            3.4             5.9         14.2         1.3
                                                                     -----      -----------  ----------  -----------
    Total..................................................           57.2           100.0%  $  1,094.3       100.0%
                                                                     -----      -----------  ----------  -----------
                                                                     -----      -----------  ----------  -----------

    The following table sets forth, on a pro forma basis after giving effect to the CBHS Transactions, the approximate number of covered lives as of December 31, 1997, and revenue for fiscal 1997 in each of the Company's market segments described below:

MARKET                                                          COVERED LIVES      PERCENT     REVENUE     PERCENT
------------------------------------------------------------  -----------------  -----------  ---------  -----------
                                                                        (IN MILLIONS, EXCEPT PERCENTAGES)
Corporations and Labor Unions...............................           20.6            36.1%  $   193.2        17.7%
Health Maintenance Organizations............................            7.6            13.3       226.4        20.7
Blue Cross/Blue Shield and Insurance Companies..............           18.4            32.1       311.0        28.4
Medicaid Programs...........................................            2.5             4.4       265.4        24.3
Governmental Agencies (including CHAMPUS)...................            4.7             8.2        84.7         7.7
Other.......................................................            3.4             5.9        13.6         1.2
                                                                        ---           -----   ---------       -----
    Total...................................................           57.2           100.0%  $ 1,094.3       100.0%
                                                                        ---           -----   ---------       -----
                                                                        ---           -----   ---------       -----

    REDUCTION IN INDEBTEDNESS. If the CBHS Transactions are consummated, the Company will use the estimated net proceeds of $272.0 million received from the CBHS Transactions to reduce indebtedness outstanding under the Term Loan Facility. The following table sets forth the capitalization of the Company on a pro forma basis, before and after giving effect to the consummation of the CBHS

Transactions, at December 31, 1997. The information in this table should be read in conjunction with "-- Unaudited Pro Forma Consolidated Financial Information--CBHS Transactions."

                                                                     DECEMBER 31, 1997
                                                             ----------------------------------
                                                              BEFORE THE CBHS   AFTER THE CBHS
                                                               TRANSACTIONS      TRANSACTIONS
                                                             -----------------  ---------------

                                                                   (DOLLARS IN THOUSANDS)

Cash and cash equivalents(1)...............................    $     160,609     $     128,393
                                                             -----------------  ---------------
                                                             -----------------  ---------------
Total debt (including current maturities):
  New Credit Agreement:
    Revolving Facility(2)..................................    $      20,000     $      20,000
    Term Loan Facility(3)..................................          550,000           278,000
  Senior Subordinated Notes................................          625,000           625,000
  Other(4).................................................           20,154            19,494
                                                             -----------------  ---------------
    Total debt.............................................        1,215,154           942,494
  Stockholders' equity(5)..................................          179,033           278,619
                                                             -----------------  ---------------
    Total capitalization...................................    $   1,394,187     $   1,221,113
                                                             -----------------  ---------------
                                                             -----------------  ---------------

       -------------------------------

       (1) Includes restricted cash of $52.1 million.

       (2) The Revolving Facility provides for borrowings of up to $150.0 million.

       (3) The Term Loan Facility consists of: (i) a 6 year Tranche A Term Loan;
          (ii) a 7 year Tranche B Term Loan; and (iii) an 8 year Tranche C Term Loan each in an aggregate principal amount of $183.3 million. If the CBHS Transactions are consummated, the net proceeds of an estimated $272.0 million will be used to repay approximately $90.7 million of each tranche of the Term Loan Facility.

       (4) Other debt consists primarily of: (i) $7.6 million of mortgages and other notes payable through 1999, bearing interest at 6.8% to 8.0%;
          (ii) $6.1 million of 7.5% Swiss Bonds due 2001, which were redeemed in March, 1998; and (iii) $6.4 million in 3.95% capital lease obligations due in 2014.

       (5) Represents the pro forma book value of the Company's stockholders' equity. The Company's Common Stock is publicly traded on The New York Stock Exchange. As of March 31, 1998 the market value of the Company's Common Stock was approximately $818.7 million.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION--CBHS TRANSACTIONS

    The Unaudited Pro Forma Consolidated Financial Information--CBHS Transactions is based on the pro forma presentation included in Unaudited Pro Forma Consolidated Financial Information included in the Company's Current Report on Form 8-K, as amended, filed on April 3, 1998, which is incorporated herein by reference (the "Merit 8-K"). The Unaudited Pro Forma Consolidated Statements of Operations--CBHS Transactions for the year ended September 30, 1997 and the three months ended December 31, 1997 give effect to the CBHS Transactions as if they had been consummated on October 1, 1996. The Unaudited Pro Forma Consolidated Balance Sheet--CBHS Transactions as of December 31, 1997 gives effect to the CBHS Transactions as if they had been consummated on December 31, 1997. "Pro Forma Combined" in the Unaudited Pro Forma Consolidated Statements of Operations--CBHS Transactions and Unaudited Pro Forma Consolidated Balance Sheet--CBHS Transactions gives effect to all the transactions described in the Merit 8-K.

    The Unaudited Pro Forma Consolidated Financial Information--CBHS Transactions does not purport to be indicative of the results that actually would have been obtained if the operations had been conducted as presented and they are not necessarily indicative of operating results to be expected in future periods. The Unaudited Pro Forma Consolidated Financial Information--CBHS Transactions and notes thereto should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company which are set forth in the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1997, the Unaudited Pro Forma Consolidated Financial Information included in the Merit 8-K, and the historical consolidated financial statements of Merit, which are included in the Merit 8-K.

  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS--CBHS TRANSACTIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   DIVESTED
                                 PRO FORMA     OPERATIONS--CBHS    PRO FORMA     PRO FORMA
                                  COMBINED     TRANSACTIONS(1)    ADJUSTMENTS   CONSOLIDATED
                                ------------   ----------------   -----------   ------------
Net revenue...................   $1,601,606       $(138,684)       $(55,463)(2)  $1,407,459
                                ------------   ----------------   -----------   ------------
Salaries, cost of care and
  other operating expenses....    1,355,098        (101,096)        (16,064)(3)   1,237,938
Bad debt expense..............        3,491          (4,115)              0            (624)
Depreciation and
  amortization................       68,962          (4,131)              0          64,831
Interest, net.................       96,389           1,042         (22,032)(4)      75,399
Stock option expense..........        4,292               0               0           4,292
Equity in loss of CBHS........       20,150               0         (20,150)(5)           0
Unusual items.................         (943)              0               0            (943)
                                ------------   ----------------   -----------   ------------
                                  1,547,439        (108,300)        (58,246)      1,380,893
                                ------------   ----------------   -----------   ------------

Income (loss) before income
  taxes and minority
  interest....................       54,167         (30,384)          2,783          26,566
Provision for (benefit from)
  income taxes................       30,033         (12,154)          1,113(6)       18,992
                                ------------   ----------------   -----------   ------------
Income (loss) before minority
  interest....................       24,134         (18,230)          1,670           7,574
Minority interest.............        2,267          (2,400)              0            (133)
                                ------------   ----------------   -----------   ------------
Net income (loss).............   $   21,867       $ (15,830)       $  1,670      $    7,707
                                ------------   ----------------   -----------   ------------
                                ------------   ----------------   -----------   ------------

Average number of common
  shares outstanding--basic...       31,613                                          31,613
                                ------------                                    ------------
                                ------------                                    ------------
Average number of common
  shares
  outstanding--diluted........       32,306                                          32,306
                                ------------                                    ------------
                                ------------                                    ------------
Net income per common
  share--basic................   $     0.69                                      $     0.24
                                ------------                                    ------------
                                ------------                                    ------------
Net income per common share--
  diluted.....................   $     0.68                                      $     0.24
                                ------------                                    ------------
                                ------------                                    ------------

  See Notes to Unaudited Pro Forma Consolidated Statements of Operations--CBHS
                                  Transactions

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                DIVESTED
                                PRO FORMA   OPERATIONS--CBHS    PRO FORMA      PRO FORMA
                                COMBINED    TRANSACTIONS(1)    ADJUSTMENTS   CONSOLIDATED
                                ---------   ----------------   -----------   -------------
Net revenue...................  $ 443,293      $ (49,150)       $      0      $  394,143
                                ---------   ----------------   -----------   -------------
Salaries, cost of care and
  other operating expenses....    382,704        (29,361)              0         353,343
Bad debt expense..............      1,070         (1,020)              0              50
Depreciation and
  amortization................     17,470         (1,076)              0          16,394
Interest, net.................     24,685            299          (5,610)(4)      19,374
Stock option expense
  (credit)....................     (3,959)             0               0          (3,959)
Equity in loss of CBHS........     11,488              0         (11,488)(5)           0
                                ---------   ----------------   -----------   -------------
                                  433,458        (31,158)        (17,098)        385,202
                                ---------   ----------------   -----------   -------------

Income (loss) before income
  taxes and minority
  interest....................      9,835        (17,992)         17,098           8,941
Provision for (benefit from)
  income taxes................      6,202         (7,197)          6,839(6)        5,844
                                ---------   ----------------   -----------   -------------
Income (loss) before minority
  interest....................      3,633        (10,795)         10,259           3,097
Minority interest.............        518           (517)              0               1
                                ---------   ----------------   -----------   -------------
Net income (loss).............  $   3,115      $ (10,278)       $ 10,259      $    3,096
                                ---------   ----------------   -----------   -------------
                                ---------   ----------------   -----------   -------------

Average number of common
  shares outstanding--basic...     31,801                                         31,801
                                ---------                                    -------------
                                ---------                                    -------------
Average number of common
  shares
  outstanding--diluted........     32,616                                         32,616
                                ---------                                    -------------
                                ---------                                    -------------
Net income per common
  share--basic................  $    0.10                                     $     0.10
                                ---------                                    -------------
                                ---------                                    -------------
Net income per common
  share--diluted..............  $    0.10                                     $     0.09
                                ---------                                    -------------
                                ---------                                    -------------

  See Notes to Unaudited Pro Forma Consolidated Statements of Operations--CBHS
                                  Transactions

    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS--CBHS
                                  TRANSACTIONS

(1) Represents the elimination of historical operations as a result of the CBHS Transactions, including franchise operations from June 17, 1997 through December 31, 1997, and the operations of GPA, the Puerto Rican provider business, the Joint Ventures and other operations.

(2) Adjustment to net revenue represents the elimination of pro forma franchise fees for the 259 days ended June 16, 1997.

(3) Adjustments to salaries, cost of care and other operating expenses represent the elimination of fees payable to CBHS by Magellan for the management of less than wholly-owned hospital based joint ventures controlled by Magellan for the 259 days ended June 16, 1997 and the elimination of estimated franchise overhead and personnel.

(4) Adjustment to interest, net, represents the reductions in interest expense as a result of the repayment of pro forma outstanding borrowings under the New Credit Agreement with the net proceeds from the CBHS Transactions. The net proceeds would be applied ratably to repay each tranche of the Term Loan Facility upon consummation of the CBHS Transactions.

(5) Adjustment to equity in loss of CBHS represents the elimination of Magellan's pro forma equity in loss of CBHS.

(6) Adjustment to provision for income taxes represents the tax expense related to the pro forma adjustments at the Company's historic effective tax rate of 40%.

       UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET--CBHS TRANSACTIONS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                 PRO FORMA     DIVESTED OPERATIONS--    PRO FORMA      PRO FORMA
            ASSETS                COMBINED       CBHS TRANSACTIONS     ADJUSTMENTS    CONSOLIDATED
           --------             ------------   ---------------------   ------------   ------------
Current assets:
  Cash and cash equivalents...   $  160,609          $ (32,216)         $       0      $  128,393
  Accounts receivable, net....      190,136            (14,468)                 0         175,668
  Deferred income taxes.......        6,616                  0                  0           6,616
  Other current assets........       45,847             (3,206)                 0          42,641
                                ------------        ----------         ------------   ------------
    Total current assets......      403,208            (49,890)                 0         353,318
Assets restricted for
  settlement of unpaid claims
  and other long-term
  liabilities.................       73,020                  0                  0          73,020
Property and equipment:
  Land........................       11,687             (2,018)                 0           9,669
  Buildings and
  improvements................       75,698            (47,196)                 0          28,502
  Equipment...................      123,150            (14,317)                 0         108,833
                                ------------        ----------         ------------   ------------
                                    210,535            (63,531)                 0         147,004
  Accumulated depreciation....      (41,169)            12,806                  0         (28,363)
                                ------------        ----------         ------------   ------------
                                    169,366            (50,725)                 0         118,641
  Construction in progress....          995                (83)                 0             912
                                ------------        ----------         ------------   ------------
    Total property and
    equipment.................      170,361            (50,808)                 0         119,553
Other long-term assets........       61,740               (687)                 0          61,053
Deferred income taxes.........       71,529                  0            (66,390)(1)       5,139
Investment in CBHS............        5,390                  0             (5,390)(2)           0
Investment in COI.............            0                  0             30,000(3)       30,000
Goodwill, net.................      846,982            (10,272)                 0         836,710
Other intangible assets,
  net.........................      224,820             (2,259)                 0         222,561
                                ------------        ----------         ------------   ------------
                                 $1,857,050          $(113,916)         $ (41,780)     $1,701,354
                                ------------        ----------         ------------   ------------
                                ------------        ----------         ------------   ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............   $   44,880          $  (6,661)         $       0      $   38,219
  Accrued liabilities.........      335,714            (10,438)            12,400(4)      337,676
  Current maturities of
  long-term debt and capital
  lease obligations...........        3,604               (577)                 0           3,027
                                ------------        ----------         ------------   ------------
      Total current
      liabilities.............      384,198            (17,676)            12,400         378,922
Long-term debt and capital
  lease obligations...........    1,211,550                (83)          (272,000)(5)     939,467
Reserve for unpaid claims.....       40,201                  0                  0          40,201
Deferred tax liabilities......            0                  0                  0               0
Deferred credits and other
  long-term liabilities.......       16,795                  0             47,020(4)       63,815
Minority interest.............       25,273            (24,943)                 0             330
Commitments and contingencies
Stockholders' equity:
  Common stock................        9,095                  0                  0           9,095
  Additional paid-in
  capital.....................      399,141                  0                  0         399,141
  Retained earnings
  (accumulated deficit).......     (156,044)                 0             99,586(6)      (56,458)
  Warrants outstanding........       25,050                  0                  0          25,050
  Common stock in treasury....      (95,187)                 0                  0         (95,187)
  Cumulative foreign currency
  adjustments.................       (3,022)                 0                  0          (3,022)
                                ------------        ----------         ------------   ------------
    Total stockholders'
    equity....................      179,033                  0             99,586         278,619
                                ------------        ----------         ------------   ------------
                                 $1,857,050          $ (42,702)         $(112,994)     $1,701,354
                                ------------        ----------         ------------   ------------
                                ------------        ----------         ------------   ------------

 See Notes to Unaudited Pro Forma Consolidated Balance Sheet--CBHS Transactions

   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET--CBHS TRANSACTIONS

(1) Adjustment to deferred income tax assets represents the tax consequences of the gains related to the CBHS Transactions, which relate primarily to the utilization of historical and pro forma net operating loss carryforwards.

(2) Adjustment to Investment in CBHS represents the elimination of the Company's investment.

(3) Adjustment to Investment in COI represents the Company's basis in COI common stock received as consideration in the CBHS Transactions. The Company's investment in COI would have represented approximately 11.7% of COI's outstanding common stock based on the closing price of COI's common stock on April 7, 1998. The Company expects to account for its investment in COI as an available-for-sale security.

(4) Adjustment to accrued liabilities and deferred credits and other long-term liabilities represents the current and long-term portion of the net deferred gain recorded on the CBHS Transaction equal to the maximum potential obligation payable under the Services Purchase Agreement. Such amounts, or portions thereof, would be payable to CBHS to the extent that shortfalls exist under the Services Purchase Agreement. The Company will recognize a gain from the CBHS Transactions in future periods for that portion of services purchased from CBHS.

(5) Adjustment to long-term debt and capital lease obligations represents the repayment of long-term debt under the New Credit Agreement with the estimated proceeds of approximately $280.0 million less approximately $8.0 million of transaction costs from the CBHS Transactions.

(6) Adjustment to accumulated deficit represents the net gain on the CBHS Transactions, computed as follows (in thousands):

Net consideration--CBHS Transactions.............................  $ 302,000
Net assets sold to COI and CBHS..................................    (71,214)
Basis of CBHS Investment Sold....................................     (5,390)
Obligations under the Services Purchase Agreement................    (59,420)
                                                                   ---------
    Gain on sale before income taxes.............................    165,976
    Provision for income taxes...................................     66,390
                                                                   ---------
                                                                   $  99,586
                                                                   ---------
                                                                   ---------

                                    EXHIBITS

 2(a) Purchase Agreement, dated March 3, 1998, between the Company, Charter Behavioral Corporation, Charter Behavioral Health Systems, Inc., Green Spring Health Services, Inc., Advantage Behavioral Systems, Inc. and Charter Behavioral Health Systems, LLC, which was filed as Exhibit 2(f) to the Company's Registration Statement on Form S-4 filed April 3, 1998, and is incorporated herein by reference.

 2(b) Equity Purchase Agreement, dated March 3, 1998, between the Company, Charter Behavioral Health Systems, Inc. and Crescent Operating, Inc. which was filed as Exhibit 2(g) to the Company's Registration Statement on Form S-4 filed April 3, 1998, and is incorporated herein by reference.

 2(c) Support Agreement, dated March 3, 1998, between the Company and Crescent Operating, Inc. which was filed as Exhibit 2(h) to the Company's Registration Statement on Form S-4 filed April 3, 1998, and is incorporated herein by reference.

99(a)  Press release, dated March 4, 1998.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 1998            Magellan Health Services, Inc.

                                By:  /S/ HOWARD A. MCLURE
                                     -----------------------------------------
                                     Senior Vice President and
                                     Controller